EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2025 with respect to the combined consolidated financial statements of GroupBy

Group of Companies as at December 31, 2024 and 2023 and for each of the years then ended, as filed with the United States Securities and Exchange Commission.

/s/ MNP LLP

Chartered Professional Accountants Licensed Public Accountants

Toronto, Canada

December 19, 2025